Exhibit 10.36

Dated: April 15, 2013

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

$2,139,235.47

IceWEB, INC.

Secured Convertible Debenture

Due April 15, 2015

This Convertible Debenture (the "Debenture") is issued by ICEWEB, INC., a Delaware corporation (the "Obligor"), to Sand Hill Finance, LLC (the "Holder").

The Obligor and the Holder are parties to that certain Financing Agreement dated as of December 19, 2005 pursuant to which the Holder has issued certain credit advances to the Obligor (the “Financing Agreement”). The obligations of the Obligor under the Financing Agreement (the “Obligations”) are secured by substantially all of the personal property of the Obligor. As of the date hereof, the Obligor owes the Holder $2,139,235.47 under the Financing Agreement. At the request of the Obligor, the Holder has agreed to confirm Obligor’s obligation to repay Holder in this Debenture.

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of $2,139,235.47 together with accrued but unpaid interest on or before April 15, 2015 (the "Maturity Date") in accordance with the following terms:

Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 12%. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee (as defined in Section 4) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the "Debenture Register"). Obligor shall pay Holder $15,000 per month on or before the 25th calendar day of each month. Upon a successful closing an equity event with at least $3,000,000 in proceeds, this monthly payment will increase to $25,000.

Security Agreement. This Debenture is secured by the Financing Agreement. For avoidance of doubt, to secure repayment of all amounts outstanding under this Debenture, the Obligor grants the Holder a security interest in all of its personal property, now owned or hereafter acquired, including without limitation all accounts, inventory, equipment, general intangibles, financial assets, securities, securities accounts, deposit accounts, and all proceeds thereof. The financing statement filed in connection with the Financing Statement shall continue to perfect the security interest granted in the Financing Agreement.

Rights of First Refusal. So long as any portion of this Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise additional capital by the issuance or sale of capital stock of the Obligor, including without limitation shares of any class of Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter, placement agent or any third party) the Obligor shall be obligated to offer to the Holder such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties. The Holder shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

This Debenture is subject to the following additional provisions:

Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. Events of Default.

(a) An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) hereof) or any Transaction Document (as defined in Section 4) which is not cured with in the time prescribed; and

(iii) An Event of Default under the Financing Agreement.

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Section 3. Conversion.

(a) (i) Conversion at Option of Holder.

(A) This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 4) (subject to the limitations on conversion set forth in Section 3(a)(ii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 3(c)(i)). Additionally, this Debenture shall be convertible into shares of Series C Preferred Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 4) (subject to the limitations on conversion set forth in Section 3(a)(ii) hereof). The number of shares of Series C Preferred Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 3(c)(i)). The Obligor shall deliver the Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date, such certificates to evidence unrestricted Common Stock that is freely tradable by the Holder. The Obligor shall deliver the Series C Preferred Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date, such certificates to evidence Series C Preferred Stock which is exchangeable for Common Stock, per the stocks rights agreement of the Series C Preferred Stock to be done at the option of the Holder.

(B) Notwithstanding anything to the contrary contained herein, if on any Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a Subsequent Market; (3) the Obligor has failed to timely satisfy its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of Section 3(a)(ii), then, at the option of the Holder, the Obligor, in lieu of delivering shares of Common Stock pursuant to Section 3(a)(i)(A), shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the Conversion Price and multiplied by the highest closing price of the stock from date of the conversion notice till the date that such cash payment is made.

Further, if the Obligor shall not have delivered any cash due in respect of conversion of this Debenture or as payment of interest thereon by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Obligor, require the Obligor to issue shares of Common Stock pursuant to Section 3(c). Any such shares will be subject to the provisions of this Section.

(C) The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a "Conversion Notice"). The date on which a Conversion Notice is delivered is the "Conversion Date." Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Obligor in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

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(ii) Certain Conversion Restrictions.

(A) A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Obligor the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.9% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Obligor shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 3(a)(i)(A) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Obligor. Other Holders shall be unaffected by any such waiver.

(B) (i) At the Maturity Date, at the Holder’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder or (b) converted in accordance with Section 3 herein.

(C) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be equal to (A) $0.075 for any Common Stock and (B) $0.30 for any Series C Preferred Stock.

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(ii) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(iii) All calculations under this Section 3 shall be rounded up to the nearest $0.001 of a share.

The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(D) (i) Holder agrees each Notice of Conversion will be for an amount equal to the lesser of Five Hundred Thousand Dollars or the balance of the Obligations due under the Financing Agreement. Notwithstanding the foregoing, Holder and Obligor both acknowledge that Obligor has yet to approve the issuance of Series C Preferred Stock. Until such time that Obligor is authorized to issue Series C Preferred Stock to Holder there is no minimum amount for each Notice of Conversion.

(E) (i) Holder agrees to limit, without written approval from Obligor which approval shall not be unreasonably withheld, the open market sale of Common Stock to no more than 500,000 shares per week.

(F) Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

ICEWEB, Inc.

22900 Shaw Road, Suite 111

Sterling, VA 20166

Telephone No.: (571) 287-2405

Facsimile No.: (571) 287-2396

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If to the Holder:

Sand Hill Finance LLC

12930 Saratoga Ave., Suite D1

Saratoga, CA 95070

Attn: Ron Ernst

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 4. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Assignee” means any person or entity to whom the Holder assigns all or any part of this Debenture.

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity, or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

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"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock, par value $0.001, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

"Conversion Date" shall mean the date upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Debenture into shares of the Company's Common Stock as outlined herein.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Series C Preferred Stock” means the preferred stock of Obligor, issued from time to time with the consent of Holder after the date of this Debenture.

“Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Trading Day" means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Subsequent Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

"Transaction Documents" means the Financing Agreement and all related documents, agreements and instruments thereto.

"Underlying Shares" means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

"Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

Section 5. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Obligor. This Debenture ranks senior to all other Debentures and other evidences of indebtedness now or hereafter issued. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

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Section 6. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 7. If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 8. No indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder's consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture.

Section 9. This Debenture shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. If there is any dispute or controversy between the parties arising out of or relating to this Agreement, the parties agree that such dispute or controversy will be arbitrated in accordance with proceedings under American Arbitration Association rules, and the arbitration laws of the State of California. Such arbitration will be the exclusive dispute resolution method under this Agreement. The decision and award determined by such arbitration will be final and binding upon both parties. All costs and expenses, including reasonable attorney’s fees and expert’s fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this Agreement will be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties will share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.

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Section 10. If the Obligor fails to strictly comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys' fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder's rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 11. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 14. The Holder may assign all or any part of this Debenture to any person or entity upon notice to, but without the need for consent by, the Obligor.

IN WITNESS WHEREOF, the Obligor has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

ICEWEB, INC.

By:
	Name:	Robert Howe
	Title:	Chief Executive Officer

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EXHIBIT "A"

_______

NOTICE OF CONVERSION

______________

(To be executed by the Holder in order to convert the Debenture)

TO:	IceWEB, Inc.

22900 Shaw Road, Suite 111

Sterling, VA 20166

The undersigned hereby irrevocably elects to convert $_____________ of the principal amount of the above Debenture into Shares of Common Stock/Preferred Stock of Iceweb, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date: ___________________________________________

Amount to be converted: $_________________________________________

Amount of Debenture unconverted: $________________________________

Signature: _______________________________________________________

Name: ____________________________________________________________

Address: _________________________________________________________

Common Stock/Preferred Conversion Price per share:_______________________________________

Number of shares of Common Stock/Preferred Stock to be issued: __________________________________________________________

Please issue the shares of Common Stock/Preferred Stock in the following name and to the following address: _______________________________________________

Issue to:_________________________________________________________

Authorized Signature:_____________________________________________

Name:_____________________________________________________________

Title:____________________________________________________________

Phone Number:_____________________________________________________

Broker DTC Participant Code:______________________________________

Account Number:___________________________________________________

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